UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2008

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On July 29, 2008, Lantronix, Inc., a Delaware corporation (the “Company”), announced that it implemented the second phase of its restructuring plan on July 28, 2008.

As part of the second phase of its restructuring plan, Lantronix initiated a workforce reduction of 28 employees from all ranks and across all functional groups. The workforce reduction represents 17% of the Company’s total work force. Along with other expense reductions, this measure is expected to reduce net annual cash expenses by approximately $3.1 million. The Company expects to incur an estimated restructuring charge in the range of $400,000 to $500,000 for employee severance and related costs in the first fiscal quarter of 2009, which ends September 30, 2008.

Combined with the first phase of its restructuring plan, Lantronix has reduced its workforce by 38 employees representing 22% of the Company’s total work force.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1 of this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d)

99.1	Press Release dated July 29, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008	LANTRONIX, INC., a Delaware corporation

By:	/s/ Reagan Y. Sakai
Reagan Y. Sakai Chief Financial Officer